UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2019

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2019, A. O. Smith Corporation (“the Company”) publicly announced that Daniel L. Kempken, currently the Company’s Vice President and Controller, will succeed Charles T. Lauber as Senior Vice President, Corporate Development and Strategy with Mr. Kempken’s appointment to that position effective May 1, 2019. As Controller, Mr. Kempken is the Company’s “principal accounting officer” for purposes of the Securities Exchange Act of 1934, as amended. The effectiveness of Mr. Kempken’s appointment will coincide with the effectiveness of Mr. Lauber’s appointment as Chief Financial Officer of the Company on May 1, 2019.

The Company also publicly announced on January 21, 2019 that Helen E. Gurholt, 44, who is currently the Company’s Director of Accounting, will be appointed as Vice President and Controller of the Company effective May 1, 2019. As the Controller, Ms. Gurholt will assume the role of “principal accounting officer” from Mr. Kempken. Ms. Gurholt joined the Company in 2002 as an Accounting Supervisor and became Director of Accounting in 2013.

Ms. Gurholt will participate in the usual compensation and benefit programs available to an officer of the Company.

A copy of the Company’s News Release is attached as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference here.

Item 9.01. Financial Statements and Exhibits

The following exhibit is being filed herewith:

(99.1)	News Release of A. O. Smith Corporation, dated January 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: January 24, 2019	By:	/s/James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary